UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 269-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, Mitek Systems, Inc. (the “Company”) entered into an Amended and Restated Executive Severance and Change of Control Plan (the “Amended Agreement”), which is retroactively effective for all purposes as of June 21, 2017, with Jeffrey C. Davison, the Company’s Chief Financial Officer. The purpose of the Amended Agreement was to correct a clerical error contained in Mr. Davison’s original Executive Severance and Change of Control Plan, previously entered into on June 21, 2017 (the “Original Agreement”) between Mr. Davison and the Company, which inadvertently provided that Mr. Davison would be entitled to receive certain gross-up payments in the event that severance payments and benefits payable under the Original Agreement were characterized as “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (“Section 280G”). The Amended Agreement now provides for the reduction of any severance payments and benefits to Mr. Davison to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G. All other terms and conditions of the Original Agreement remain unchanged in the Amended Agreement. A copy of the Amended Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Severance and Change of Control Plan, dated February 27, 2018, by and between Mitek Systems, Inc. and Jeffrey C. Davison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

February 27, 2018	By:	/s/ Jason L. Gray
Jason L. Gray
General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Executive Severance and Change of Control Plan, dated February 27, 2018, by and between Mitek Systems, Inc. and Jeffrey C. Davison.